Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS THIRD QUARTER 2013 CONSOLIDATED NET INCOME OF $6.4 MILLION, OR $0.12 PER DILUTED SHARE

Loan Growth and Asset Quality Highlight Operating Results

•	Loan Growth – New funded loan volume was $284 million in the third quarter, up from $180 million in the same quarter last year, and total loans exceeded $2 billion, up 10% from year-end.

•	Credit Costs – Provision for credit losses decreased $1.9 million from the prior quarter to $2.4 million, or 0.47% of average loans, annualized.

•	Asset Quality – NPAs decreased by 9% from the prior quarter and non-accruing loans fell to 2.1% of consolidated loans, while charge-offs decreased to 0.18% of loans, annualized.

•	Funding – Completed seventh term debt securitization and redeemed at par all outstanding bonds issued through first term debt securitization in 2005.

•	Revenue – Risk-adjusted revenue[1] was relatively unchanged from the prior quarter as lower provision expense was offset by the impact of slimmer margins, but consolidated revenue declined 7% from the prior quarter due to lower net interest income.

•	Net Interest Margin – Margin narrowed to 3.35% for the third quarter from 4.68% in the prior quarter due to lower deferred loan fee amortization driven by fewer prepayments, discrete items related to the term debt securitization completed in the third quarter, and the recognition of deferred loan income in the prior quarter in connection with the resolution of certain problem loans.

Boston, November 6, 2013 – NewStar Financial, Inc. (NASDAQ: NEWS), a specialized commercial finance company, today reported consolidated net income of $6.4 million, or $0.12 per diluted share for the third quarter of 2013. Net income excluding the results of the Arlington Fund, a consolidated variable interest entity (“VIE”), was $6.2 million2. These results compare to net income of $5.6 million, or $0.11 per diluted share in the second quarter of 2013 and $6.1 million, or $0.11 per diluted share in the third quarter of 2012. Operating income before income taxes was $9.9 million for the third quarter of 2013 compared to $9.3 million in the second quarter of 2013 and $10.5 million in the third quarter of 2012.

“Our operating results in the third quarter were highlighted by strong loan growth, continued improvement in asset quality and solid earnings. We also continued to make significant progress on other key objectives, including completion of our seventh loan securitization,” said Tim Conway, NewStar’s Chairman and Chief Executive Officer. “Although deal activity typically slows in the summer, we were able to carry our momentum from last quarter to drive strong loan growth as the portfolio topped $2 billion. Earnings also improved as higher fee revenue and lower credit costs offset slimmer margins, which were impacted by non-recurring factors, higher leverage and lower portfolio yields. Asset quality continued to improve as we reduced NPAs by 9% and brought the non-accrual rate down to just 2.1% of loans,” he added. “On the funding side, we completed a $400 million loan securitization, increasing balance sheet leverage to 3x. Our stock has also performed well as the market continues to recognize the value of asset origination platforms like NewStar,” he concluded.

[1]	Risk-adjusted revenue is a non-GAAP financial measure. See “Non-GAAP Financial Measures” at the end of this press release and page 12 for reconciliation to GAAP net income.
[2]	Net Income excluding the results of the new Arlington Fund is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and page 12 for reconciliation to GAAP net income.

Managed and Owned Loan Portfolios

•	Total new funded loan volume was approximately $284 million in the third quarter compared to $319 million in the prior quarter and $180 million in the third quarter of the prior year. Higher volumes reflected higher asset-based lending volume and increased demand for acquisition financing from financial sponsors compared to the same period last year.

•	The managed loan portfolio increased slightly to $2.5 billion as of September 30, 2013 compared to $2.4 billion as of June 30, 2013 as new funded loan volume was partially offset by loan run-off from scheduled amortization and prepayments of existing loans in the NewStar Credit Opportunities Fund.

•	Consolidated loans increased by 7% from the prior quarter and 10% since the end of 2012, reflecting new loan volume and lower runoff in the third quarter, as well as, the consolidation of loans managed in the Arlington Fund.

•	Excluding loans in the Arlington Fund, the owned loan portfolio increased 5% from the prior quarter to $1.9 billion as of September 30, 2013 as new funded loan origination exceeded run-off from scheduled amortization and prepayments of existing loans.

•	The Leveraged Finance loan portfolio, excluding loans in the Arlington Fund, increased by $16 million during the third quarter of 2013 to over $1.5 billion, while asset-based loans and leases in our Business Credit portfolio increased 38% to $278 million.

•	Assets managed for third party institutional investors, including the Arlington Fund, increased to $547 million at September 30, 2013 as the growth in assets managed for the new Arlington Fund exceeded the run-off of assets managed in the NewStar Credit Opportunities Fund.

•	Asset-based lending and equipment finance business lines originated approximately $32 million and $14 million, respectively, in the third quarter of 2013, or 17% of new loan volume retained on the balance sheet.

•	Real estate loans decreased by $12 million, or 9.6%, during the quarter to $110 million, or 5.4% of consolidated loans.

•	The owned loan portfolio (excluding the Arlington Fund) remained balanced across industry sectors and highly diversified by issuer. As of September 30, 2013, no outstanding borrowings by a single obligor represented more than 1.5% of total loans outstanding, and the ten largest obligors comprised approximately 10.3% of the loan portfolio.

Arlington Fund

•	Loans managed for the benefit of the Arlington Fund and consolidated into NewStar’s results increased to $130 million as of September 30, 2013 from $85 million as of June 30, 2013.

•	Borrowings under the Fund’s warehouse credit facilities were approximately $93 million and the Fund’s membership interests characterized as debt in accordance with GAAP were $25 million at September 30, 2013.

•	The net results (after-tax) of the Fund included in NewStar’s financial statements as a consolidated VIE were $0.5 million up from $0.1 million, or approximately $0.01 per share in the third and second quarters of 2013.

Net Interest Income / Margin

•

The portfolio yield decreased to 6.33% in the third quarter of 2013 compared to 7.33% in the prior quarter, and 6.45% in the third quarter of 2012. Net interest income also decreased by approximately $5.7 million to $19.5 million for the third quarter of 2013 compared to $25.2 million for the second quarter of 2013 and $21.7 million in the third quarter of 2012. Net interest income and portfolio yield were both negatively impacted by the prior recognition of deferred interest income on problem loans resolved during the second quarter and higher amortization of deferred loan fees related to an elevated level of prepayments during the second quarter.

•	Adjusting for the negative impact of non-accruing loans on a non-GAAP basis, the loan portfolio yield would have been 14 bps higher, or 6.47%.

•	Net interest margin narrowed to 3.35% for the third quarter of 2013 compared to 4.68% for the second quarter of 2013 as net interest income decreased $5.7 million from the second quarter and interest expense increased $1.8 million. As noted above, the decline in interest income was due primarily to prior quarter higher amortization of deferred loan fees associated with the increase in loan prepayments during the second quarter and the recognition of deferred interest income on certain problem loans resolved during the quarter. The increase in interest expense reflected higher average borrowings due primarily to the completion of a new term debt securitization and the related accelerated amortization of capitalized financing fees, as well as the consolidation of the Arlington Fund’s debt.

Non-Interest Income

•	Non-interest income was $5.1 million for the third quarter of 2013, up from $1.5 million for the second quarter of 2013, and $3.2 million for the third quarter of 2012. The change from the second quarter was due primarily to a $1.1 million increase in value of an equity position retained in connection with a restructuring of an impaired loan, $0.9 million increase in equity method of accounting interests in impaired borrowers and a $0.4 million of gains on debt repurchases during the third quarter of 2013.

•	Other non-interest income in the third quarter of 2013 consisted primarily of $0.6 million of asset management income, $0.8 million of amendment and exit fees and $0.5 million of unused fees on revolving credit commitments. It also included approximately $0.6 million of revenue related to OREO currently being managed by the Company, which, prior to 2013, was reported net of related expenses and is now recognized on a gross basis in the Company’s financial results.

Expenses

•	Operating expenses decreased by $1.2 million to $11.5 million in the third quarter of 2013 compared to $12.8 million in the second quarter of 2013 due to lower compensation, general and administrative expenses, and lower operating expense related to OREO currently being managed by the Company, which, prior to 2013, was reported net of related revenue as part of non-interest income and is now recognized as an expense on a gross basis in the Company’s financial results.

•	Operating expenses excluding non-cash equity compensation[3] were $10.8 million in the third quarter of 2013, or 1.9% of average assets on an annualized basis, compared to $11.6 million in the prior quarter.

•	The efficiency ratio excluding non-cash equity compensation[4] in the third quarter of 2013 was 43.8% compared to 43.9% in the prior quarter.

•	The Company had 101 full-time employees as of September 30, 2013, compared to 103 at June 30, 2013.

[3]	Operating expenses excluding non-cash equity compensation is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and page 12 for reconciliation of non-GAAP to GAAP measurements.
[4]	Efficiency ratio excluding non-cash equity compensation is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and page 12 for reconciliation of non-GAAP to GAAP measurements.

Income Taxes

•	Deferred income taxes decreased to $30.7 million as of September 30, 2013 compared to $32.1 million as of June 30, 2013 due primarily to the vesting of performance-based equity awards and a decrease in the allowance for credit losses, as well as the related timing differences of when credit costs are recognized according to GAAP and when they are excluded for income tax.

•	Approximately $20.0 million and $8.6 million of the deferred tax asset as of September 30, 2013 were related to our allowance for credit losses and equity compensation, respectively.

Loan Credit Quality

•	Total credit costs (including provision for credit losses and losses on OREO or interests retained in connection with workouts of impaired loans) in the third quarter of 2013 decreased by $3.8 million to $2.4 million from $6.2 million in the prior quarter.

•	Specific provision expense was approximately $2.4 million in the third quarter of 2013, down from $6.5 million in the second quarter of 2013.

•	The allowance for credit losses was $40.4 million, or 2.01% of consolidated loans and approximately 97% of NPLs, at September 30, 2013, compared to $39.0 million, or 2.07% of loans and approximately 83% of NPLs, at June 30, 2013.

•	Non-performing assets decreased by $5.5 million, or 9%, from the prior quarter. Charge-offs on non-performing assets totaled $0.9 million.

•	At September 30, 2013, loans with an aggregate outstanding balance of $41.7 million (net of charge-offs), or 2.07% of consolidated loans, were on non-accrual status compared to loans with an aggregate outstanding balance of $46.9 million (net of charge-offs), or 2.49% of loans at June 30, 2013. Non-performing assets, net of charge-offs, specific reserves and other adjustments were $54.6 million, or 2.69% of consolidated loans as of September 30, 2013.

Funding and Capital

•	Completed $400.0 million tem debt securitization in September. All notes were priced at par yielding a weighted average spread of approximately Libor plus 221 bps. Achieved advance rate of approximately 85%, placing six classes of notes with investors totaling approximately $339 million, rated AAA/Aaa through BBB-.

•	Amended commercial real estate credit facility with Macquarie Bank Limited in October, extending the maturity date by one year to June 2017 and providing $25.5 million of additional advances for existing eligible assets, allowing for an additional advance of up to $15.0 million to fund an additional commercial mortgage loan, and releasing $41.1 million of principal payments as unrestricted cash.

•	Called in October the term debt securitization which was completed in 2005 at par.

•	Balance sheet leverage increased to 3.0x as of September 30, 2013 from 2.7x at June 30, 2013 due primarily to the new term debt securitization and an increase in borrowing by the Arlington Fund on its credit facility.

•	Added liquidity with total cash and equivalents as of September 30, 2013 of $362.3 million, of which $87.8 million (excluding cash at the Arlington Fund) was unrestricted. Unrestricted cash increased from approximately $83.4 million at June 30, 2013 and restricted cash increased from approximately $228.3 million to $274.3 million due primarily to timing differences. Cash at the Arlington Fund totaled $2.0 million.

Book Value

•	Book value per share was $12.53 at the end of the third quarter of 2013, up $0.14 from $12.39 at the end of the prior quarter and up $0.66 from $11.87 at the end of the third quarter of 2012 primarily due to net income, the amortization of equity compensation into stockholders’ equity and an increase in the value of investments in debt securities.

Share Count

•	Average diluted shares outstanding were 52.7 million shares for the quarter, which was up slightly from 52.6 million shares for the prior quarter. Total outstanding shares at September 30, 2013 were 48.7 million, up slightly from 48.6 million as of June 30, 2013.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-755-7419 approximately 5-10 minutes prior to the call. International callers should dial 973-200-3080. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through November 13, 2013 by dialing 855-859-2056. International callers should call 404-537-3406. For all replays, please use the passcode 88699205. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle market. The Company specializes in providing senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisition and recapitalization, as well as, equipment purchases. NewStar originates loans and leases directly through a team of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $35 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Atlanta GA, Chicago IL, Dallas TX, Los Angeles CA, New York, NY, Philadelphia, PA, Portland OR and San Francisco CA. For more detailed information, please visit our website at www.newstarfin.com.

For information contact:

Robert K. Brown	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2558	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
rbrown@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2012 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 with the SEC on or before November 11, 2013 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

Net income excluding the Arlington Fund (“Managed VIEs”) is a non-GAAP performance measure that we use to assess our business without giving effect to the consolidation of the Arlington Fund. Although, we consolidate all of the assets and liabilities of the Arlington Fund in accordance with GAAP, our maximum exposure to loss is limited to our investments in membership interests in Arlington Fund as well as our loan receivable and any accrued management fees receivable by us from the Arlington Fund. Since these items that define our economic relationship with Arlington Fund are eliminated upon consolidation, management uses net income excluding managed VIEs to assess its core economic performance. In addition, we manage the assets of the Arlington Fund solely for the benefit of its investors and lenders. If we were to liquidate, the assets of the Arlington Fund would not be available to our general creditors, and as a result, we do not consider the assets of the Arlington Fund to be part our assets. Conversely, the investors in the debt of Arlington Fund have no recourse to our general assets. Therefore, the Arlington Fund’s debt is not considered the Company’s obligation.

References to “risk-adjusted revenue” mean the sum of net interest income after provision for credit losses as determined under GAAP and non-interest income as determined under GAAP. NewStar management uses “risk adjusted revenue” to make operational and investment decisions, and NewStar believes that it provides useful information to investors in their evaluation of our financial performance and condition. A calculation of risk-adjusted revenue is included on page 12 of this release.

References to “operating expenses, excluding non-cash equity compensation” mean operating expenses as determined under GAAP, excluding compensation expense related to restricted stock grants and option grants. GAAP requires that these items be included in operating expenses. NewStar management uses “operating expenses, excluding non-cash equity compensation” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants and option grants eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of operating expenses, excluding non-cash equity compensation to operating expenses is included on page 12 of this release.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	September 30, 2013	June 30, 2013	December 31, 2012	September 30, 2012
Assets:
Cash and cash equivalents	$87,972	$83,390	$27,212	$34,176
Restricted cash	274,299	228,330	208,667	151,387
Investments in debt securities, available-for-sale	22,032	21,099	21,127	20,803
Loans held-for-sale, net	15,793	20,894	51,602	48,534
Loans and leases, net	1,828,193	1,743,163	1,720,789	1,761,391
Deferred financing costs, net	21,949	19,527	19,064	12,405
Interest receivable	9,952	8,547	9,003	8,917
Property and equipment, net	323	334	433	520
Deferred income taxes, net	30,658	32,144	42,463	46,436
Income tax receivable	8,102	10,722	4,311	—
Other assets	32,181	25,761	52,399	23,907

Subtotal	2,331,454	2,193,911	2,157,070	2,108,476
Assets of Consolidated Variable Interest Entity (VIE):
Cash and cash equivalents	—	457
Restricted cash	2,009	1,160
Loans, net	129,218	84,329
Deferred financing costs, net	1,011	1,067
Interest receivable	898	459
Other assets	4,290	252

Total assets of Consolidated VIE	137,426	87,724

Total assets	$2,468,880	$2,281,635	$2,157,070	$2,108,476

Liabilities:
Credit facilities	$162,280	$249,717	$229,941	$396,318
Term debt	1,502,700	1,295,079	1,221,764	1,009,953
Repurchase agreements	27,476	27,761	30,583	40,778
Accrued interest payable	3,182	7,467	3,330	3,177
Accounts payable	1,486	1,023	404	228
Income tax payable	—	—	—	2,452
Other liabilities	42,585	24,917	76,231	68,934

Subtotal	1,739,709	1,605,964	1,562,253	1,521,840
Liabilities of Consolidated VIE:
Credit facilities	93,048	51,185
Interest payable - credit facilities	368	292
Subordinated debt - Fund membership interest	25,061	21,791
Interest payable - Fund membership interest	766	349
Accounts payable	—	247
Other liabilities	—	71

Total liabilities of Consolidated VIE:	119,243	73,935

Total liabilities	1,858,952	1,679,899	1,562,253	1,521,840

NewStar Financial, Inc. stockholders’ equity	609,270	601,601	594,817	586,636
Retained earnings of Consolidated VIE	658	135

Total stockholders’ equity	609,928	601,736	594,817	586,636

Total liabilities and stockholders’ equity	$2,468,880	$2,281,635	$2,157,070	$2,108,476

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	September 30, 2013	June 30, 2013	December 31, 2012	September 30, 2012
Net interest income:
Interest income	$30,370	$34,891	$33,000	$30,812
Interest expense	11,703	9,908	8,984	9,074

Net interest income	18,667	24,983	24,016	21,738
Provision for credit losses	2,381	4,330	5,899	3,712

Net interest income after provision for credit losses	16,286	20,653	18,117	18,026

Non-interest income:
Fee income	1,050	1,183	1,221	1,074
Asset management income	592	652	796	718
Loss on derivatives	(45)	(45)	(57)	(57)
Gain on sale of loans	—	45	753	—
Other income	3,534	(374)	1,082	1,451

Total non-interest income	5,131	1,461	3,795	3,186
Operating expenses:
Compensation and benefits	7,405	8,735	8,038	7,832
General and administrative expenses	4,120	4,034	3,531	2,843

Total operating expenses	11,525	12,769	11,569	10,675

Operating income before income taxes	9,892	9,345	10,343	10,537
Results of Consolidated VIE
Interest income	1,991	900
Interest expense - credit facilities	692	334
Interest expense - Fund membership interest	433	349
Other income	18	16
Operating expenses	10	4

Net results from Consolidated VIE	874	229

Income before income taxes	10,766	9,574	10,343	10,537
Income tax expense	4,329	3,930	4,131	4,471

Net income	$6,437	$5,644	$6,212	$6,066

Non-GAAP after tax adjustments to net income:
Net results of Consolidated VIE	(523)	(135)
Interest income from loan to Consolidated VIE (1)	135	109
Interest income from Fund membership interest (2)	43	34
VIE management fee (3)	115	49

Net income excluding managed VIE	$6,207	5,701

Net income per share:
Basic	$0.13	$0.12	$0.13	$0.13
Diluted	$0.12	$0.11	$0.12	$0.11

Net income excluding managed VIE per share:
Basic	$0.13	0.12
Diluted	$0.12	0.11

Weighted average shares outstanding:
Basic	48,613,236	47,965,873	47,407,192	47,379,468
Diluted	52,718,067	52,599,708	52,975,040	52,921,668

(1)	Interest income earned by NewStar from the $13.3 million B Note with Arlington Fund which is eliminated in consolidation of the VIE.
(2)	Interest income earned by NewStar from its membership interest in Arlington Fund which is characterized as debt for consolidation and eliminated in consolidation of the VIE.
(3)	Management fee earned by NewStar which is eliminated in consolidation of the VIE.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Nine Months Ended September 30,
($ in thousands, except per share amounts)	2013	2012
Net interest income:
Interest income	$95,401	$90,945
Interest expense	30,798	26,607

Net interest income	64,603	64,338
Provision for credit losses	7,429	6,752

Net interest income after provision for credit losses	57,174	57,586

Non-interest income:
Fee income	2,591	3,398
Asset management income	1,971	2,188
Loss on derivatives	(131)	(258)
Gain (loss) on sale of loans	72	(418)
Other income	5,192	2,866

Total non-interest income	9,695	7,776
Operating expenses:
Compensation and benefits	25,020	23,101
General and administrative expenses	12,185	11,627

Total operating expenses	37,205	34,728

Operating income before income taxes	29,664	30,634
Results of Consolidated VIE
Interest income	2,891
Interest expense - credit facilities	1,026
Interest expense - [Fund membership interest characterized as debt]	782
Other income	34
Operating expenses	14

Net results from Consolidated VIE	1,103

Income before income taxes	30,767	30,634
Income tax expense	12,532	12,869

Net income	$18,235	$17,765

Non-GAAP after tax adjustments to net income:
Net results of Consolidated VIE	(658)
Interest income from loan to Consolidated VIE (1)	244
Interest income from Fund membership interest (2)	77
VIE management fee (3)	164

Net income excluding managed VIE	$18,062	$17,765

Net income per share:
Basic	$0.38	$0.38
Diluted	$0.34	$0.34

Net income excluding managed VIE per share:
Basic	$0.38	$0.38
Diluted	$0.34	$0.34

Weighted average shares outstanding:
Basic	47,983,468	47,358,070
Diluted	52,881,054	52,614,546

(1)	Interest income earned by NewStar from the $13.3 million B Note with Arlington Fund which is eliminated in consolidation of the VIE
(2)	Interest income earned by NewStar from its membership interest in Arlington Fund which is characterized as debt for consolidation and eliminated in consolidation of the VIE.
(3)	Management fee earned by NewStar which is eliminated in consolidation of the VIE.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	September 30, 2013	June 30, 2013	December 31, 2012	September 30, 2012
Performance Ratios:
Return on average assets	1.10%	1.04%	1.17%	1.16%
Return on average equity	4.24	3.74	4.18	4.15
Net interest margin, before provision	3.35	4.68	4.58	4.22
Efficiency ratio	46.73	47.77	41.71	42.95
Portfolio yield	6.33	7.33	6.88	6.45

Credit Quality Ratios:
Delinquent loan rate for loans 60 days or more past due (at period end)	0.31%	1.15%	3.59%	3.48%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	—	0.65	1.17	1.14
Non-accrual loan rate (at period end)	2.07	2.49	4.05	4.43
Non-performing asset rate (at period end)	2.69	3.17	4.77	5.13
Annualized net charge off rate (end of period loans)	0.18	2.32	3.38	(0.07)
Annualized net charge off rate (average period loans)	0.18	2.25	3.23	(0.06)
Allowance for credit losses ratio (at period end)	2.01	2.07	2.78	3.21

Capital and Leverage Ratios:
Equity to assets	24.70%	26.37%	27.58%	27.82%
Debt to equity	2.97x	2.73x	2.49x	2.47x
Book value per share	$12.53	$12.39	$12.06	$11.87

Average Balances:
Loans and other debt products, gross	$2,025,605	$1,958,041	$1,904,385	$1,896,862
Interest earning assets	2,310,809	2,159,458	2,086,945	2,051,456
Total assets	2,327,339	2,176,675	2,113,375	2,072,051
Interest bearing liabilities	1,723,305	1,522,542	1,430,521	1,416,689
Equity	601,864	605,059	591,570	580,934

Allowance for credit loss activity:
Balance as of beginning of period	$38,959	$45,499	$59,351	$55,334
General provision for credit losses	(65)	(2,120)	(1,952)	(899)
Specific provision for credit losses	2,446	6,450	7,851	4,611
Net (charge offs) recoveries	(895)	(10,870)	(15,286)	305

Balance as of end of period	$40,445	$38,959	$49,964	$59,351

Supplemental Data (at period end):
Investments in debt securities, gross	$25,298	$25,298	$25,298	$25,298
Loans held-for-sale, gross	15,829	21,028	52,120	49,015
Loans held-for-investment, gross	2,014,049	1,882,769	1,796,845	1,848,318

Loans and investments in debt securities, gross	2,055,176	1,929,095	1,874,263	1,922,631
Unused lines of credit	293,740	263,874	245,483	256,696
Standby letters of credit	6,287	5,443	4,497	6,398

Total funding commitments	$2,355,203	$2,198,412	$2,124,243	$2,185,725

Loans held-for-sale, gross	$15,829	$21,028	$52,120	$49,015
Loans held-for-investment, gross	2,014,049	1,882,769	1,796,845	1,848,318

Total loans, gross	2,029,878	1,903,797	1,848,965	1,897,333
Deferred fees, net	(16,677)	(16,982)	(26,938)	(28,556)
Allowance for loan losses - general	(17,627)	(17,682)	(19,423)	(21,190)
Allowance for loan losses - specific	(22,370)	(20,747)	(30,213)	(37,662)

Total loans, net	$1,973,204	$1,848,386	$1,772,391	$1,809,925

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Nine Months Ended September 30,
($ in thousands)	2013	2012
Performance Ratios:
Return on average assets	1.10%	1.17%
Return on average equity	4.05	4.13
Net interest margin, before provision	4.02	4.22
Efficiency ratio	49.31	48.29
Portfolio yield	6.69	6.37

Credit Quality Ratios:
Annualized net charge off rate (end of period loans)	1.13	0.83
Annualized net charge off rate (average period loans)	1.17	0.82

Average Balances:
Loans and other debt products, gross	$1,961,020	$1,904,355
Interest earning assets	2,184,780	2,034,212
Total assets	2,208,192	2,032,532
Interest bearing liabilities	1,566,967	1,409,637
Equity	601,955	574,844

Allowance for credit loss activity:
Balance as of beginning of period	$49,964	$64,112
General provision for credit losses	(1,885)	(2,050)
Specific provision for credit losses	9,314	8,802
Net charge offs	(16,948)	(11,513)

Balance as of end of period	$40,445	$59,351

NewStar Financial, Inc.

Non-GAAP Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	September 30, 2013	June 30, 2013	December 31, 2012	September 30, 2012
Performance Ratios:
Efficiency ratio	43.77	43.85	35.03	36.09

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$11,535	$12,773	$11,569	$10,675
Less: non-cash equity compensation expense (2)	731	1,178	1,827	1,680

Adjusted operating expenses	$10,804	$11,595	$9,742	$8,995

	Three Months Ended
	September 30, 2013	June 30, 2013	December 31, 2012	September 30, 2012
Risk-adjusted revenue
Net interest income after provision for credit losses	$17,152	$20,870	$18,117	$18,026
Non-interest income	5,149	1,477	3,795	3,186

Risk-adjusted revenue	$22,301	$22,347	$21,912	$21,212

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants and option grants.

NewStar Financial, Inc.

Non-GAAP Selected Financial Data

(unaudited)

	Nine Months Ended September 30,
($ in thousands)	2013	2012
Performance Ratios:
Efficiency ratio	48.34	40.72

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$37,219	$34,728
Less: non-cash equity compensation expense (2)	3,506	5,363

Adjusted operating expenses	$33,713	$29,365

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants and option grants.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	September 30, 2013		June 30, 2013		December 31, 2012		September 30, 2012

Portfolio Data:
First mortgage	$110,212	5.4%	$121,982	6.3%	$177,462	9.5%	$205,207	10.7%
Senior secured asset-based	233,426	11.3	207,808	10.8	201,219	10.7	199,247	10.4
Senior secured cash flow	1,643,715	80.0	1,533,999	79.5	1,448,182	77.3	1,465,568	76.2
Other	67,823	3.3	65,306	3.4	47,400	2.5	52,609	2.7

Total	$2,055,176	100.0%	$1,929,095	100.0%	$1,874,263	100.0%	$1,922,631	100.0%

Leveraged Finance	$1,667,308	81.1%	$1,606,029	83.3%	$1,499,833	80.0%	$1,520,601	79.1%
Business Credit	277,657	13.5	201,084	10.4	196,952	10.5	205,206	10.7
Real Estate	110,211	5.4	121,982	6.3	177,478	9.5	196,824	10.2

Total	$2,055,176	100.0%	$1,929,095	100.0%	$1,874,263	100.0%	$1,922,631	100.0%

Managed loan portfolio
NewStar Financial, Inc. Loan portfolio	$1,925,027		$1,844,068		$1,874,263		$1,922,631
Loans owned by NewStar Credit Opportunities Fund	416,412		446,377		559,328		515,164
Loans owned by Arlington Fund (1)	130,149		85,027		—		—

Total	$2,471,588		$2,375,472		$2,433,591		$2,437,795

(1)	Consolidated as a Variable Interest Entity